EXHIBIT 99.1

                             [GRAPHIC LOGO OMITTED]

                             Fresenius Medical Care

                                                 FRESENIUS MEDICAL CARE AG
PRESS RELEASE                                    INVESTOR RELATIONS
                                                 Else-Kroner-Str. 1
                                                 D-61352 Bad
                                                 Homburg

                                                 Contact:

                                                 Oliver Maier
                                                 ------------
                                                 Phone:  + 49 6172 609 2601
                                                 Fax:    + 49 6172 609 2301
                                                 E-mail: ir-fms@fmc-ag.com

                                                 Heinz Schmidt
                                                 -------------
                                                 Phone:  +  1 781 402 9000
                                                                Ext.: 4518

                                                 Fax:    +  1 781 402 9741
                                                 E-mail: ir-fmcna@fmc-ag.com

                                                 Internet: http://www.fmc-ag.com
                                                           ---------------------

                                                        May 7, 2003


          FRESENIUS MEDICAL CARE REPORTS FIRST QUARTER 2003 RESULTS


SUMMARY:

o TOTAL REVENUE of $ 1,299 million up 10%. Adjusted for currency effects revenue increased by 7%.
o   NET INCOME of $ 70 million
o   FREE CASH FLOW at Q1 record level of $ 84 million
o   OPERATING MARGIN in North America improved in Q1 2003 compared with Q4 2002
    - despite lower number of dialysis days
o International OPERATING MARGIN impacted by crisis in Middle East, Latin America, pricing pressures in Central Europe

Fresenius Medical Care AG, May 7, 2003                                   1 of 11

      Bad Homburg, Germany - May 7, 2003 -- Fresenius Medical Care AG ("the Company") (Frankfurt Stock Exchange: FME, FME3) (NYSE: FMS, FMS_p), the world's largest provider of Dialysis Products and Services, today announced the results for the first quarter 2003.

OPERATIONS
----------

FIRST QUARTER 2003:
-------------------

      TOTAL REVENUE for the first quarter 2003 increased 10% (7% at constant currency) to $ 1,299 million. Dialysis Care revenue grew by 7% to $ 944 million (+7% at constant currency) in the first quarter of 2003. External Dialysis Product revenue increased by 16% to $ 355 million (+6% at constant currency) in the same period. Internal revenue growth was 4.5%.

      NORTH AMERICA:

      Revenue rose 4% to $ 929 million, compared to $ 892 million in the same period last year. Dialysis Care revenue increased by 5% to $ 824 million. Same store treatment growth year over year was 3.3%. The average revenue per treatment decreased to $ 278 in the first quarter 2003 (Q1 2002: $ 284). Adjusted for the announced intra division billing changes for some Medicare Peritoneal Dialysis patients and the new billing procedures for Vitamin D (Zemplar), the revenue per treatment was comparable with the first quarter 2002. Dialysis Product revenue, including sales to company-owned clinics, increased 5% to $ 190 million. Product sales to the available external market grew by 6.2%.

      INTERNATIONAL:

      Revenue was $ 370 million, up 26% from the first quarter of 2002, an increase of 14% adjusted for currency. Dialysis Care revenue reached $ 121 million, an increase of 24% (19% at constant currency). Dialysis Products revenue, including sales to company-owned dialysis clinics, increased 26% to $ 275 million (12% at constant currency).

Fresenius Medical Care AG, May 7, 2003                                   2 of 11

      OPERATING INCOME (EBIT) was $ 169 million resulting in an operating margin of 13.0%. Operating income in the first quarter of 2002 was $ 174 million including a one-time benefit of $ 6 million. The operating margin was 14.7%. First quarter 2002 operating income before the one-time item was $ 168 million and the operating margin was 14.2%. The first quarter 2003 operating margin was below the targeted range for the year as the situation in the Middle East and Latin America affected the International margin. Additionally, pricing pressure in Central Europe, in particular the difficult environment in Germany following a reimbursement change, impacted the operating margin in the International area.

      In North America the operating margin increased sequentially to 13.2%, despite a lower number of dialysis days than in the fourth quarter 2002. In the first quarter of 2002, the North American margin was impacted by the above-mentioned one-time benefit of $ 6 million. Adjusted for this effect the comparable North American operating margin for the first quarter of 2002 would have been 13.5%.

      NET INCOME in the first quarter 2003 was $ 70 million, an increase of 10%. In accordance with the new US-GAAP Accounting Standard SFAS 145, the loss from the early redemption of the Trust Preferred Securities in the first quarter of 2002 of $ 12 million after taxes ($ 20 million before taxes) had to be reclassified from extraordinary to operating earnings. Excluding the redemption loss net income in the first quarter 2002 would have been $ 75 million.

      EARNINGS PER SHARE (EPS) in the first quarter 2003 rose 10% to $ 0.72 per ordinary share ($ 0.24 per ADS), compared to $ 0.66 ($ 0.22 per ADS) in the first quarter of 2002. The weighted average number of shares outstanding during the first quarter of 2003 was approximately 96.2 million.

Fresenius Medical Care AG, May 7, 2003                                   3 of 11

      The Company achieved record first quarter operating and free cash flow levels. CASH FROM OPERATIONS increased to $ 125 million. A total of $ 41 million (net of disposals) was spent for CAPITAL EXPENDITURES, resulting in FREE CASH FLOW before acquisitions of $ 84 million. A total of $ 28 million in cash was spent for ACQUISITIONS. FREE CASH FLOW AFTER ACQUISITIONS was $ 56 million. In the first quarter of 2002, Free Cash Flow after acquisitions was $ 11 million.

      As of March 31, 2003, the Company operated a total of 1,500 CLINICS worldwide [1,090 clinics in North America and 410 clinics International]. In the first quarter 2003, the Company opened 12 new clinics (de novos). Fresenius Medical Care AG performed approximately 4.2 million TREATMENTS, which represents an increase of 9% year over year. North America accounted for 3.0 million treatments (+7%) and the International segment for 1.3 million (+16%). At the end of the first quarter 2003, Fresenius Medical Care treated about 114,300 PATIENTS worldwide, which represents an increase of 7%. North America accounted for ~80,200 patients (+4%) and the International segment for ~34,100 patients (+16%).


OUTLOOK 2003
------------

      For the year 2003, the Company reconfirms its outlook and expects mid single digit revenue growth before acquisitions (in constant currency) and net income growth in the high single digit to low double digits range. Due to the increased risks and unpredictability the Company expects to achieve net income growth for the full year 2003 near the lower end within the predicted range.

Fresenius Medical Care AG, May 7, 2003                                   4 of 11

    Ben Lipps, Chief Executive Officer of Fresenius Medical Care, commented: "We saw continued momentum during the first quarter of 2003 in our business segments. Our sequential operating margin improvement in North America was achieved through the continued focus towards operating efficiencies. In our Dialysis Care business we have accomplished our desired cost structure and our unique position with the UltraCare therapy. We are now focused on revenue and treatment growth. Products revenue in North America to the Net Available External Market (NAEM) grew at above-market rates. In International we continued to achieve strong above-market revenue growth. We also expect to sequentially improve our International operating margin to the targeted range during the remaining quarters of 2003. We achieved record first quarter Operating and Free Cash Flow demonstrating our abilities to work toward achieving financial targets."


Fresenius Medical Care AG is the world's largest, integrated provider of products and services for individuals undergoing dialysis because of chronic kidney failure, a condition that affects more than 1,200,000 individuals worldwide. Through its network of approximately 1,500 dialysis clinics in North America, Europe, Latin America and Asia-Pacific, Fresenius Medical Care provides Dialysis Treatment to approximately 114,300 patients around the globe. Fresenius Medical Care is also the world's leading provider of Dialysis Products such as hemodialysis machines, dialyzers and related disposable products. For more information about Fresenius Medical Care, visit the Company's website at http://www.fmc-ag.com.
---------------------

This release contains forward-looking statements that are subject to various risks and uncertainties. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including changes in business, economic and competitive conditions, regulatory reforms, foreign exchange rate fluctuations, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Fresenius Medical Care AG's reports filed with the U.S. Securities and Exchange Commission. Fresenius Medical Care AG does not undertake any responsibility to update the forward-looking statements in this release.

Fresenius Medical Care AG, May 7, 2003                                   5 of 11

FRESENIUS MEDICAL CARE AG
STATEMENTS OF EARNINGS
(in US-$ thousands, except share and per share data)
(unaudited)
                                                           Three Months    Three Months
                                                            Ended March     Ended March
                                                             31, 2003       31, 2002(1)       % Change
                                                           ------------    ------------      ----------
NET REVENUE
Dialysis Care                                                   944,287         881,176             7.2%
Dialysis Products                                               355,148         305,328            16.3%
                                                           ------------    ------------      ----------
                                                              1,299,435       1,186,504             9.5%

Cost of revenue                                                 882,487         809,182             9.1%
                                                           ------------    ------------      ----------
Gross profit                                                    416,948         377,322            10.5%

Selling, general and administrative                             237,175         194,118            22.2%
Research and development                                         10,943           9,309            17.6%
                                                           ------------    ------------      ----------
OPERATING INCOME (EBIT)                                         168,830         173,895            -2.9%
                                                           ============    ============      ==========
Interest income                                                  (3,277)         (2,229)           47.0%
Interest expense                                                 57,023          74,984           -24.0%
                                                           ------------    ------------      ----------
Interest expense, net                                            53,746          72,755           -26.1%
                                                           ------------    ------------      ----------
Earnings before income taxes and minority interest              115,084         101,140            13.8%
Income tax expense                                               44,537          36,848            20.9%
Minority interest                                                   537             860           -37.6%
                                                           ------------    ------------      ----------
NET INCOME                                                 $     70,010    $     63,432            10.4%
                                                           ============    ============      ==========
Loss on early redemption of trust preferred securities                           11,777
                                                           ------------    ------------      ----------
NET INCOME BEFORE EXTRAORDINARY LOSS
PRIOR SFAS NO. 145                                         $     70,010    $     75,209            -6.9%
                                                           ============    ============      ==========

EBIT                                                            168,830         173,895            -2.9%
Depreciation and amortization                                    52,846          51,030             3.6%
                                                           ------------    ------------      ----------
EBITDA                                                          221,676         224,925            -1.4%

EARNINGS PER ORDINARY SHARE                                $       0.72    $       0.66            10.3%
EARNINGS PER ORDINARY ADS                                  $       0.24    $       0.22            10.3%

EARNINGS PER PREFERENCE SHARE                              $       0.74    $       0.67            10.5%
EARNINGS PER PREFERENCE ADS                                $       0.25    $       0.22            10.5%

AVERAGE WEIGHTED NUMBER OF SHARES
Ordinary shares                                              70,000,000      70,000,000
Preference shares                                            26,188,575      26,176,604

PERCENTAGES OF REVENUE
Cost of revenue                                                    67.9%           68.2%
Gross profit                                                       32.1%           31.8%

Selling, general and administrative                                18.3%           16.4%
Research and development                                            0.8%            0.8%
                                                           ------------    ------------
OPERATING INCOME (EBIT)                                            13.0%           14.7%
                                                           ============    ============
Interest expense, net                                               4.1%            6.1%
                                                           ------------    ------------
Earnings before income taxes and minority interest                  8.9%            8.5%
Income tax expense                                                  3.4%            3.1%
Minority interest                                                   0.0%            0.1%
                                                           ------------    ------------
NET INCOME                                                          5.4%            5.3%
                                                           ============    ============

EBITDA                                                             17.1%           19.0%
                                                           ============    ============


(1) Loss from early redemption of trust preferred securities ($ 19.5 million pre-tax equals $ 11.8 million net of taxes) reclassified from extraordinary loss into ordinary earnings as a result of the adoption of the SFAS No.145.

Fresenius Medical Care AG, May 7, 2003                                   6 of 11

FRESENIUS MEDICAL CARE AG

SEGMENT AND OTHER INFORMATION
-----------------------------                              Three Months    Three Months
(in US-$ million)                                           Ended March     Ended March
(unaudited)                                                  31, 2003        31, 2002         % Change
                                                           ------------    ------------      ----------
NET REVENUE
North America                                                       929             892             4.1%
International                                                       370             294            25.8%
                                                           ------------    ------------      ----------
TOTAL REVENUE                                                     1,299           1,187             9.5%
                                                           ============    ============      ==========
EBIT
North America                                                       122             126            -3.2%
International                                                        53              51             2.8%
Corporate                                                            (6)             (4)           64.9%
                                                           ------------    ------------      ----------
TOTAL EBIT                                                          169             174            -2.9%
                                                           ============    ============      ==========
IN PERCENTAGE OF REVENUE

North America                                                      13.2%           14.2%
International                                                      14.3%           17.5%
Total FMC                                                          13.0%           14.7%

EBIT ADJUSTED FOR ONE-TIME ITEMS

North America                                                       122             126            -3.2%
  Pension curtailment gain and severances                             0              (6)
                                                           ------------    ------------      ----------
North America adjusted for one-time items                           122             120             1.6%
International                                                        53              51             2.8%
Corporate                                                            (6)             (4)           64.9%
                                                           ------------    ------------      ----------
EBIT FMC ADJUSTED FOR ONE-TIME ITEMS                                169             168             0.6%
                                                           ============    ============      ==========
IN PERCENTAGE OF REVENUE

North America                                                      13.2%           13.5%
International                                                      14.3%           17.5%
TOTAL FMC                                                          13.0%           14.2%

SEGMENT INFORMATION NORTH AMERICA

NET REVENUE                                                         929             892
 Costs of revenue and research and development                      684             658
 Selling, general and administrative                                123             109
                                                           ------------    ------------
COSTS OF REVENUE AND OPERATING EXPENSES                             807             766
                                                           ------------    ------------
OPERATING INCOME                                                    122             126
                                                           ============    ============
BAD DEBT EXPENSES TOTAL FMC                                          24              23

EMPLOYEES (MARCH, 31 COMPARED TO DEC., 31)
Full-time equivalents                                            40,048          39,264

OUTLOOK 2003
                                                                                FY 2002
 NET INCOME                                                                         290
  + Loss from early redemption of trust preferred securities                         12
  -------------------------------------------------------------------------------------
  = NET INCOME PRIOR SFAS 145       Basis for guidance 2003                         302
                                                                           ============

Fresenius Medical Care AG, May 7, 2003                                   7 of 11

BALANCE SHEET
(in US-$ million)
                                                                                 3/31/2003      12/31/2002
                                                                               ------------    ------------
ASSETS
Current assets                                                                        2,021           1,822
Intangible assets                                                                     3,782           3,743
Other non-current assets                                                              1,250           1,215
                                                                               ------------    ------------
  TOTAL ASSETS                                                                        7,053           6,780
                                                                               ============    ============
SHAREHOLDERS' EQUITY AND LIABILITIES

Current liabilities                                                                   1,306           1,295
Long-term liabilities                                                                 2,841           2,677
Shareholders' equity                                                                  2,906           2,807
                                                                               ------------    ------------
  TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES                                          7,053           6,780
                                                                               ============    ============

                   EQUITY/ASSETS RATIO:                                                  41%             41%
DEBT
Short term borrowings                                                                   117             125
Short-term borrowings from related parties                                                0               6
Current portion of long-term debt and capital lease obligations                          23              22
Long-term debt and capital lease obligations, less current portion                    1,229           1,089
Trust Preferred Securities                                                            1,164           1,145
Accounts receivable securitization program                                              312             445
                                                                               ------------    ------------
  TOTAL DEBT                                                                          2,845           2,833
                                                                               ============    ============

CASH FLOW STATEMENT
(in US-$ million)
                                                                                 3/31/2003       3/31/2002
                                                                               ------------    ------------
  Net income                                                                             70              63
  Depreciation / amortization                                                            53              51
  Change in working capital and other non cash items                                      2             -44

CASH FROM OPERATING ACTIVITIES                                                          125              70

Purchases of property, plant and equipment                                              -44             -55
Proceeds from sale of property, plant and equipment                                       3               5

  Capital expenditures, net                                                             -41             -50

FREE CASH FLOW                                                                           84              20

Acquisitions, net of cash acquired                                                      -28              -9

FREE CASH FLOW AFTER INVESTING ACTIVITIES                                                56              11

  Redemption of trust preferred securities                                                0            -376
  Redemption of Series D Preferred Stock                                                 -9               0
  Change in other debt                                                                  -38             376

CASH FLOW FROM FINANCING ACTIVITIES                                                     -47               0

Effects of exchange rates on cash                                                         3               2

NET INCREASE IN CASH                                                                     13              14

Cash at beginning of period                                                              65              62
Cash at end of period                                                                    77              76

Fresenius Medical Care AG, May 7, 2003                                   8 of 11

FRESENIUS MEDICAL CARE - QUARTERLY PERFORMANCE SCORECARD

                                                                                   Three Months             Three Months
                                                                                    Ended March              Ended March
                                                                                      31, 2003                 31, 2002
                                                                                   -------------            -------------
REVENUE
(in US-$ thousands, except per-treatment revenue)

NORTH AMERICA
-------------
 Net revenue                                                                             929,491                  892,483
   Growth year-over-year                                                                     4.1%                     3.0%

 Dialysis Care                                                                           823,760                  783,871
   Growth year-over-year                                                                     5.1%                     3.9%

   Per treatment                                                                             278                      284
   Sequential growth                                                                        -3.0%                     1.4%
   Growth year-over-year                                                                    -2.3%                     0.7%

 Dialysis Products
  incl. internal sales                                                                   190,230                  181,912
   Growth year-over-year                                                                     4.6%                     2.7%

 Dialysis Products
  incl. internal sales                                                                   190,230                  181,912
   less internal sales                                                                   -84,499                  -73,300
                                                                                   -------------            -------------
  External sales                                                                         105,731                  108,612
   less sales to other vertically integrated dialysis companies                           -2,569                   -2,623
   less sales to leasing company of dialysis machines
   leased back                                                                            -8,320                   -5,392
   less method II and other                                                                  -34                  -11,325
                                                                                   -------------            -------------
 Dialysis Products to available
  external market                                                                         94,808                   89,272
                                                                                   =============            =============
  Growth year-over-year                                                                      6.2%                     7.8%


INTERNATIONAL
-------------
 Net revenue                                                                             369,944                  294,020
   Growth year-over-year                                                              25.8%/13.9% cc            0.4%/11.7% cc

 Dialysis Care                                                                           120,527                   97,305
   Growth year-over-year                                                              23.9%/18.8% cc            1.5%/23.2% cc

   Per treatment                                                                           95/91  cc                   89
   Sequential growth                                                                         6.3%                   -14.2%
   Growth year-over-year                                                                6.9%/2.5% cc           -16.1%/1.8% cc

 Dialysis Products
  incl. internal sales                                                                   275,406                  218,503
   less internal sales                                                                   -25,989                  -21,788
                                                                                   -------------            -------------
  External sales                                                                         249,417                  196,715
                                                                                   =============            =============
 Dialysis Products
  incl. internal sales                                                                   275,406                  218,503
  Growth year-over-year                                                               26.0%/11.6% cc             1.1%/7.6% cc
  External sales                                                                         249,417                  196,715
  Growth year-over-year                                                               26.8%/11.4% cc            -0.1%/6.1% cc


cc   at constant exchange rates

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

FRESENIUS MEDICAL CARE - QUARTERLY PERFORMANCE SCORECARD

                                                                                   Three Months              Three Months
                                                                                    Ended March               Ended March
                                                                                      31, 2003                  31, 2002
                                                                                   -------------            -------------
DIALYSIS CARE VOLUME
 NORTH AMERICA
 -------------
  Number of treatments                                                                 2,972,595                2,784,120
   Treatments per day adjusted for closed/sold facilities                                 39,101                   36,632
   Per day sequential growth                                                                 3.8%                     1.4%
   Per day year-over-year growth                                                             7.0%                     4.6%
   of which
     - acquisitions                                                                          1.4%                     0.0%
     - same store growth year-over-year                                                      3.3%                     4.6%
     - method II to method I transfer                                                        2.3%
 INTERNATIONAL
 -------------
  Number of treatments                                                                 1,272,722                1,098,239
   Same store growth
   year-over-year                                                                            7.9%                    12.0%



EXPENSES
(in US-$)

 NORTH AMERICA
 -------------
  Costs of revenue and operating expenses
   Percent of revenue                                                                       86.8%                    85.8%

  Selling, general and administrative
   Percent of revenue                                                                       13.2%                    12.2%

  Bad debt expenses
   Percent of revenue                                                                        2.4%                     2.4%

  Dialysis Care operating expenses/Treatment                                                 244                      250
   Sequential growth                                                                        -2.4%                     1.8%
   Growth year-over-year                                                                    -2.6%                     2.8%

 TOTAL GROUP
 -----------
  Costs of revenue and operating expenses
    Percent of revenue                                                                      87.0%                    85.3%

  Selling, general and administrative
   Percent of revenue                                                                       18.3%                    16.4%

  Effective tax rate                                                                        38.7%                    36.4%


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

FRESENIUS MEDICAL CARE - QUARTERLY PERFORMANCE SCORECARD

                                                                          Three Months        Three Months
                                                                           Ended March         Ended March
                                                                             31, 2003            31, 2002
                                                                          -------------       -------------
  CASH FLOW/INVESTING ACTIVITIES

  (in US-$ thousands, except number of de novos)

  Total Group
  -----------
   Operating Cash Flow                                                          125,186              70,484
    Percent of revenue                                                              9.6%                5.9%

   Free Cash Flow, before acquisitions                                           84,271              20,129
    Percent of revenue                                                              6.5%                1.7%

   Acquisitions, net                                                             28,083               8,962

   Capital expenditures, net                                                     40,915              50,355
    Percent of revenue                                                              3.1%                4.2%

   Maintenance                                                                   20,101              25,426
    Percent of revenue                                                              1.5%                2.1%

   Growth                                                                        20,814              24,929
    Percent of revenue                                                              1.6%                2.1%

   Number of de novos                                                                12                  20
    North America                                                                    10                  10
    International                                                                     2                  10

BALANCE SHEET
  Total Group
  -----------
   Debt (in US-$ millions)                                                        2,845               2,895
   Debt/EBITDA                                                                      3.1                 3.0

  North America
  -------------
   Days sales outstanding                                                            79                  88
    Sequential development                                                         -2.5%                1.1%
    Year-over-year development                                                    -10.2%               -2.2%

  International
  -------------
   Days sales outstanding                                                           136                 143
    Sequential development                                                         -0.7%               -5.3%
    Year-over-year development                                                     -4.9%                1.4%

CLINICAL PERFORMANCE
  North America
   Urea reduction >= 65%                                                             88%                 84%
   Single Pool Kt/v > 1.2                                                            92%                 89%
   Hemoglobin >= 11g/dl                                                              75%                 72%
   Albumin >= 3.5 g/dl                                                               81%                 81%
   Hospitalization days (Last twelve months, all patients)                         12.2                12.0

DEMOGRAPHICS
  North America
   Average age (yr)                                                                  61                  61
   Average time on dialysis (yr)                                                    3.3                 3.2
   Average body weight (kg)                                                          76                  75
   Prevalence of diabetes (%)                                                        54%                 53%


Reporting of 2002 versus 2001 scorecard mortality trend data is postponed pending evaluation of an improved data system which provides daily update capability rather than the prior 90 day lag in patient census. The expected result will be greater accuracy in tracking patient counts and reporting mortality. The Company is evaluating prospects for establishing an industry consensus on calculating gross mortality.

                                    ********

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